                                                                   EXHIBIT 10.1




                      FIFTH MODIFICATION OF SECOND AMENDED
                           AND RESTATED LOAN AGREEMENT

         This Fifth Modification of Second Amended and Restated Loan Agreement ("Fifth Modification") is made and entered into the 1st day of May, 2000, by and among BANK OF AMERICA, N.A., successor to NATIONSBANK, N.A., a national banking association ("Bank") and SCB COMPUTER TECHNOLOGY, INC., a Tennessee corporation, DELTA SOFTWARE SYSTEMS, INC., a Tennessee corporation, TECHNOLOGY MANAGEMENT RESOURCES, INC., F/K/A TMR ACQUISITION, INC., a Tennessee corporation, PARTNERS CAPITAL GROUP, a California corporation, PARTNERS RESOURCES, INC., an Arizona corporation, SCB COMPUTER TECHNOLOGY OF ALABAMA, INC. and PROVEN TECHNOLOGY, INC., a Tennessee corporation ("collectively Borrower") and.

                                 R E C I T A L S

         A. Borrower has previously obtained from Bank a revolving term loan facility (the "Revolving Loan") in the principal amount of $26,250,000.00 and a term loan facility (the "Term Loan") in the principal amount of $15,000,000.00 and a short-term loan (the "Short-Term Loan") in the principal amount of $7,000,000.00.

         B. The terms and conditions of the Revolving Loan and the Term Loan are set forth in that certain Second Amended and Restated Loan Agreement dated July 31, 1998, as modified by that certain First Modification of Second Amended and Restated Loan Agreement dated September 15, 1998, and that certain Second Modification of Second Amended and Restated Loan Agreement dated May 20, 1999 and by that certain Third Modification of Second Amended and Restated Loan Agreement dated June 21, 1999, and by that certain Fourth Modification of Second Amended and Restated Loan Agreement dated February 17, 2000 (hereinafter as hereafter modified or amended collectively referred to as the "Agreement").

         C. Borrower has asked Bank to modify certain provisions in the Agreement pursuant to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the intending to be legally bound hereby, Bank and Borrower agree as follows:

         1. Capitalized terms not defined herein shall have the meaning contained in the Agreement.

         2. Section 1 of the Agreement is hereby amended by adding the following terms:

            "DD. ASSET PURCHASE AGREEMENT: The Asset Purchase Agreement dated April 29, 2000 by and between Maximus, Inc. and Technology Management Resources, Inc. pursuant to which Maximus, Inc. acquired substantially all of the assets of Technology Management Resources, Inc. except for accounts, cash and the proceeds therefrom.

            EE. ESCROW AGREEMENT: The Escrow Agreement dated April 29, 2000 by and among Maximus, Inc., Technology Management Resources, Inc. and Crestar Bank pursuant to which $1,000,000.00 of the proceeds payable to Technology Management Resources, Inc. under the Asset Purchase Agreement were escrowed as security for certain representations and warranties made by Technology Management Resources, Inc. under the Asset Purchase Agreement."

         3. Section 1.K of the Agreement is hereby deleted in its entirety and in lieu thereof shall read as follows:

            "K. LOANS: The Revolving Loan and the Term Loan and any subsequent loan which states that it is subject to this Agreement."

         4. Section 2.A of the Agreement is deleted in its entirety and in lieu thereof shall read as follows:

            "A. REVOLVING LOAN. Bank hereby agrees to make one or more loans to Borrower in the aggregate principal face amount of Twenty-Five Million Two Hundred Fifty Thousand and No/100 Dollars ($25,250,000.00). The obligation to repay the Revolving loan is evidenced by a Modified Third Amended and Restated Master Revolving Promissory Note dated May 1, 2000 (the promissory note together with any and all renewals, extensions or rearrangements thereof being hereafter collectively referred to as the "Revolving Note") having a maturity date, repayment terms and interest rate as set forth in the Revolving Note."

         5. Section 2.A(i) of the Agreement is amended by changing "October 1, 2000" to "June 15, 2000".

         6. Section 2.A is amended by adding a new subparagraph (v) as follows:

                  "(v) ESCROW AGREEMENT. All proceeds held under the Escrow
            Agreement that are released to Technology Management Resources, Inc. shall be paid to Bank and applied to reduce the balance of the Revolving Loan and to permanently reduce the maximum amount of the Revolving Loan by a like amount."

         7. Section 2.C of the Agreement is deleted in its entirety.

         8. Section 5.D of the Agreement is amended by adding the following thereto:

            "Notwithstanding the foregoing, Bank consents to the sale of substantially all of the assets of Technology Management Resources, Inc. to Maximus, Inc. pursuant to the Asset Purchase Agreement. In connection therewith, Bank will release its lien in the assets being sold under the Asset Purchase Agreement on the condition that, from the proceeds of sale, the Replacement Short Term Loan is paid in full, that a $1,674,397.94 reduction is made on the Revolving Loan, that the maximum available amount under the Revolving Loan is reduced to $25,250,000.00, that the maturity date of the Revolving
         Loan is amended to June 15, 2000 and that any subsequent monies paid to Technology Management Resources, Inc. under the Escrow Agreement shall be paid to reduce the balance on the Revolving Loan and to permanently reduce the maximum amount available under the Revolving Loan. In connection therewith, Bank agrees to execute UCC-3 financing statements to release its lien on the collateral being sold to Maximus, Inc."

         9. Borrower warrants and represents that (a) the Loan Documents are valid, binding and enforceable against the Borrower according to their terms;
(b) all warranties and representations made by Borrower in the Loan Documents are hereby again warranted and represented to be true as of the date hereof, except with regard to matters expressed only as of a specific time or which have been supplemented or superseded by disclosures to Lender in writing and (c) no default presently exists under the Loan Documents. Borrower further acknowledges that Borrower's obligations evidenced by the Loan Documents are not subject to any counterclaim, defense or right of set-off and Borrower does hereby release Lender from any claim, known or unknown, that Borrower may have against Lender as of the execution of this Fifth Modification.

         10. As amended hereby, the Agreement remains in full effect, and all agreements among the parties with respect to the subject hereof are represented fully in this Fifth Modification and the other written documents among the parties. The provisions of the Loan Agreement regarding the arbitration of disputes and other general matters also govern this Fifth Modification. The validity, construction and enforcement hereof shall be determined according to the substantive laws of the State of Tennessee.

         IN WITNESS WHEREOF, the parties have executed this Fifth Modification to be effective the day and year first above written.

BANK OF AMERICA, N.A., SUCCESSOR TO        PARTNERS CAPITAL GROUP
NATIONSBANK, N.A.

                                           By:  /s/ Ben C. Bryant, Jr.
By:  /s/ Sherrie K. Hollis                 Its: Director
Its: Vice President

                                           By:  /s/ Gordon Bateman
                                           Its: Secretary


SCB COMPUTER TECHNOLOGY, INC.              PARTNERS RESOURCES, INC.


By:  /s/ Ben C. Bryant, Jr.                By:  /s/ Ben C. Bryant, Jr.
Its: President                             Its: Director

By:  /s/ Gordon Bateman                    By:  /s/ Gordon Bateman
Its: Secretary                             Its: Secretary

DELTA SOFTWARE SYSTEMS, INC.           PROVEN TECHNOLOGY, INC.


By:  /s/ Ben C. Bryant, Jr.            By:  /s/ Ben C. Bryant, Jr.
Its: President                         Its: President

By:  /s/ Gordon Bateman                By:  /s/ Gordon Bateman
Its: Secretary                         Its: Secretary


TECHNOLOGY MANAGEMENT                  SCB COMPUTER TECHNOLOGY OF ALABAMA, INC.
RESOURCES, INC.
F/K/A TMR ACQUISITION, INC.

By:  /s/ Ben C. Bryant, Jr.            By:  /s/ Ben C. Bryant, Jr.
Its: President                         Its: President

By:  /s/ Gordon Bateman                By:  /s/ Gordon Bateman
Its: Secretary                         Its: Secretary

                      SIXTH MODIFICATION OF SECOND AMENDED
                           AND RESTATED LOAN AGREEMENT

         This Sixth Modification of Second Amended and Restated Loan Agreement ("Sixth Modification") is made and entered into the 15th day of June, 2000, by and among BANK OF AMERICA, N.A., successor to NATIONSBANK, N.A., a national banking association ("Bank") and SCB COMPUTER TECHNOLOGY, INC., a Tennessee corporation, DELTA SOFTWARE SYSTEMS, INC., a Tennessee corporation, TECHNOLOGY MANAGEMENT RESOURCES, INC., F/K/A TMR ACQUISITION, INC., a Tennessee corporation, PARTNERS CAPITAL GROUP, a California corporation, PARTNERS RESOURCES, INC., an Arizona corporation, SCB COMPUTER TECHNOLOGY OF ALABAMA, INC., an Alabama corporation, and PROVEN TECHNOLOGY, INC., a Tennessee corporation ("collectively Borrower") and.

                                 R E C I T A L S

         A. Borrower has previously obtained from Bank a revolving term loan facility (the "Revolving Loan") in the principal amount of $26,250,000.00 and a term loan facility (the "Term Loan") in the principal amount of $15,000,000.00.

         B. The terms and conditions of the Revolving Loan and the Term Loan are set forth in that certain Second Amended and Restated Loan Agreement dated July 31, 1998, as modified by that certain First Modification of Second Amended and Restated Loan Agreement dated September 15, 1998, and that certain Second Modification of Second Amended and Restated Loan Agreement dated May 20, 1999 and by that certain Third Modification of Second Amended and Restated Loan Agreement dated June 21, 1999, and by that certain Fourth Modification of Second Amended and Restated Loan Agreement dated February 17, 2000 and by that certain Fifth Modification of Second Amended and Restated Loan Agreement dated May 1, 2000, (hereinafter as hereafter modified or amended collectively referred to as the "Agreement").

         C. Borrower has asked Bank to modify certain provisions in the Agreement pursuant to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the intending to be legally bound hereby, Bank and Borrower agree as follows:

         1. Capitalized terms not defined herein shall have the meaning contained in the Agreement.

         2. Section 1 of the Agreement is hereby amended by adding the following terms:

            FF. BORROWING BASE AGREEMENT: The Addendum Borrowing Agreement attached hereto as Exhibit A and incorporated herein by reference including all defined terms contained in the Borrowing Base Agreement.

            GG. APPROVED COLLATERAL SHORTFALL:: The Approved Collateral Shortfall will be as follows:


                  June 15 through July 14, 2000                   $6,000,000
                  July 15 through August 14, 2000                 $5,000,000
                  August 15 through September 14, 2000            $3,000,000
                  September 15 through October 14, 2000           $1,000,000
                  October 15, 2000 through maturity                     $-0-


         3. Section 1 of the Agreement is amended by deleting subparagraph G in its entirety and substituting in lieu thereof the following:

            "G. EBITDA: EBITDA means, without duplication for any period, the following, each calculated for the trailing months of such period:
         (a) Net Income; plus (b) any provision for (or minus any benefit from) income or franchise taxes included in the determination of Net Income; plus (c) interest expense deducted in the determination of Net Income; plus (d) amortization and depreciation deducted in the determination of Net Income; plus (e) losses from (or minus gains from) non-cash items (excluding sales, expenses or losses related to current assets) included in the determination of Net Income; minus (f) after tax extraordinary gains (or plus after tax extraordinary losses) (in each case as defined under GAAP included in the determination of Net Income."

         4. Section 1 of the Agreement is amended by deleting subparagraph I in its entirety and substituting in lieu thereof the following:

            "I. FUNDED DEBT: Funded Debt means, without duplication, the sum of
         (a) all indebtedness of the Borrower for borrowed money, (b) all purchase money indebtedness of the Borrower, (c) the principal portion of all obligations of the Borrower under capital leases, (d) commercial letters of credit and the maximum amount of all performance and standby letters of credit issued for the account of the Borrower, (e) all guaranty obligations of the Borrower with respect to Funded Debt of another person, (f) all Funded Debt of another entity secured by a lien on any property of the Borrower whether or not such Funded Debt has been assumed by Borrower, (g) all Funded Debt of any partnership or unincorporated joint venture to the extent the Borrower is legally obligated or has a reasonable expectation of being liable with respect thereto, net of any assets of such partnership or joint venture and
         (h) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product pursuant to which Borrower is the obligor where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP."

          5. Section 2.A of the Agreement is deleted in its entirety and in lieu thereof shall read as follows:

            "A. REVOLVING LOAN. Bank hereby agrees to make one or more Loans to Borrower in the aggregate principal face amount of Twenty-Five
         Million Two Hundred Fifty Thousand and No/100 Dollars ($25,250,000.00). The obligation to repay the Revolving loan is evidenced by a Modified Third Amended and Restated Master Revolving Promissory Note dated June 15, 2000 (the promissory note together with any and all renewals, extensions or rearrangements thereof being hereafter collectively referred to as the "Revolving Note") having a maturity date, repayment terms and interest rate as set forth in the Revolving Note."

         6. Section 2.A(i) of the Agreement is amended by changing "June 15, 2000" to "December 15, 2000".

         7. Section 2.A is amended by adding a new subparagraph (vi) as follows:

                "(vi) REDUCTION OF THE MAXIMUM AMOUNT OF REVOLVING LOAN. The
            Borrower shall pay to Bank all proceeds from the sale of the Borrower's equity interest in IGS, the sale of Borrowers' direct financing lease portfolio, the payment of any income tax refund received by Borrower and the sale of any subsidiary or the assets (other than in the ordinary course of business) of any subsidiary of Borrower. In such case, there will be corresponding dollar for dollar reduction in the maximum amount of the Revolving Loan. On September 15, 2000, the maximum amount of the Revolving Loan will be further adjusted to the lesser of $23,000,000 or the then maximum amount of the Revolving Loan."

         8. Section 2 is amended by adding new Sections E and F as follows:

            "E. MAXIMUM AMOUNTS. The Maximum outstanding balance of the Revolving Loan shall at no time exceed the Borrowing Base and if this does occur, Borrower shall immediately reduce the outstanding balance of the Revolving Loan to an amount less than or equal to the Borrowing Base. This shall be effected by a paydown on the Revolving Loan."

            "F. LOCKBOX. The Lockbox/Zero Balance Accounts (Bank of America account number 003782153078 and 003782153104) will serve as collateral accounts for all loans. Prior to the occurrence of a default under the Agreement, all deposits into the accounts will be automatically transferred to the Borrower's main operating account. On or before June 23, 2000 Borrower shall notice all those account debtors who not currently remitting collections directly to the Bank lockbox accounts to begin remitting collections directly to the Bank lockbox accounts. All electronic transfers will be directed to one of the two zero balance accounts."

         9. Section 2.D of the Agreement is deleted in its entirety and replaced by the following:

            "D. COLLATERAL. "The Notes and all obligations of Borrower to Bank shall be secured by the Collateral described in the Security Agreement together with the Honeywell

         Outsourcing Agreement and all assets of the former RAO Consulting, Inc., that was recently acquired by Borrower, and the Lock Box/Zero Balance Accounts."

         10. Section 4.A(i) of the Agreement is deleted in its entirety and in lieu thereof shall read as follows:

             "(i) Maintain a ratio of Funded Debt to EBITDA for the quarter ending July 31, 2000 of less than 6.5:1.0 and maintain a ratio of Funded Debt to EBITDA for the quarter ending October 31, 2000 of less than 5.0:1.0. For the calculation of EBITDA for the quarter ending July 31, 2000, the results for the three month period ending July 31, 2000 shall be multiplied by 4. For the calculation of EBITDA for the quarter ending October 31, 2000, the results for the six month period ending October 31, 2000 shall be multiplied by 2."

         11. Section 4 is amended by adding a new subparagraph (iv) as follows:

             (iv) Maintain the following minimum EBITDA for each month as shown below:


              Month Ending                             Minimum EBITDA
                06/30/00                                 $  894,000
                07/31/00                                 $  798,000
                08/31/00                                 $1,318,000
                09/30/99                                 $1,121,000
                10/31/00                                 $1,301,000
                11/30/00                                 $1,084,000


         12. Section 4.B(ii) is amended by adding the following to the end thereof:

             "Borrower shall update the 90 day rolling cash flow projections that were submitted to Bank on or before the date of this Sixth Modification, with such update based on actual performance and such update shall be delivered within 20 days of each month end."

         13. Section 4.B(v) is amended by renumbering it as 4.B.(vi) and inserting a new subsection (v) which shall read as follows:

             "(v) Furnish to Bank semi-monthly borrowing base certificates in form and substance acceptable to Bank. The borrowing base certificate for the end of each month shall be submitted by the 10th day of the following month. Borrower shall process its work in process through the end of such month during the ten day period, generate accounts receivable from such work in process and include those accounts receivable as of the end of the prior month in the month end borrowing base certificate."

         14. Section 4.B(vi) is amended by adding the following to the end thereof.

             "Borrower will provide Bank and its third party consultants access to all books, records, plans, and personnel to evaluate the viability of the Borrower's management plan and perform a diagnostic evaluation of the Borrower's business. Borrower will reimburse Bank for all costs and expenses associated with the outside consultants."

         15. Section 5.A is deleted in its entirety and in lieu thereof shall read as follows:

             "Make capital expenditures during the three month period ending July 31, 2000 in excess of 50% of EBITDA for such period or make capital expenditures during the six month period ending October 31, 2000 in excess of 50% of EBITDA for such six month period. Any expenditures for computer equipment which Borrower then leases to a third party under an operating lease shall be excluded from capital expenditures but shall be subject to the restriction on computer equipment expenditures contained in Section 5.B below."

         16. Borrower shall pay all costs incidental to this Sixth Modification including but not limited to the fees and expenses of Bank's counsel. Borrower agrees as partial consideration for concessions and other financial accommodations made by Bank under the Sixth Modification that Bank is entitled to receive warrants to purchase during the period specified, 250,000 shares of duly authorized, validly issued, fully paid and non-assessable Common Stock of SCB Computer Technology, Inc., which stock when purchased shall be registered under all applicable securities laws and shall be freely tradable. The total price to acquire the warrants shall be $1.00. The period during which the warrants may be exercised will be from December 15, 2000 through December 15, 2003. The warrant exercise price per share will be the average of the reported closing sale prices per share during the 30 consecutive trading days ending on December 14, 2000 on the NASDAQ National Market; provided, however, that should SCB Computer Technology, Inc.'s shares cease to be listed or admitted to trading on the NASDAQ National Market (whether by reason of being delisted from the NASDAQ exchange or otherwise), the price per share will be the reported closing price per share on the last day such common stock was traded on the NASDAQ National Market. Borrower warrants that it will not materially change its capital structure so as to have a material adverse effect on the value of the warrants prior to the expiration date of the warrants without the written consent of the Bank.

         17. Borrower warrants and represents that (a) the Loan Documents are valid, binding and enforceable against the Borrower according to their terms;
(b) all warranties and representations made by Borrower in the Loan Documents are hereby again warranted and represented to be true as of the date hereof, except with regard to matters expressed only as of a specific time or which have been supplemented or superseded by disclosures to Bank in writing and (c) no default presently exists under the Loan Documents. Borrower further acknowledges that Borrower's obligations evidenced by the Loan Documents are not subject to any counterclaim, defense or right of set off and Borrower does hereby release Bank from any claim, known or unknown, that Borrower may have against Bank as of the execution. Borrower, on its own behalf and on behalf of its predecessors, successors, heirs and assigns (collectively, the "Releasing Parties"), hereby acknowledge and stipulate that as of the date of this Sixth Modification, none of the Releasing Parties has any claims or causes of action of any kind whatsoever against Bank or any of its officers, directors, employees, agents, attorneys, or representatives, or against any of their respective predecessors, successors, or assigns. Each of the Releasing Parties hereby forever releases, remises, and discharges Bank and all of its officers, directors, employees, agents, attorneys and representatives, and all of its respective predecessors, successors, and assigns, from any and all claims, causes of action, demands, and liabilities of any kind whatsoever, whether direct or indirect, fixed or contingent, liquidated or nonliquidated, disputed or undisputed, known or unknown, which any of the Releasing Parties has or may acquire in the future relating in any way to any event, circumstance, action, or failure to act from the beginning of time through the date of this Sixth Modification.

         18. As amended hereby, the Agreement remains in full effect, and all agreements among the parties with respect to the subject hereof are represented fully in this Sixth Modification and the other written documents among the parties. The provisions of the Agreement regarding the arbitration of disputes and other general matters also govern this Sixth Modification. The validity, construction and enforcement hereof shall be determined according to the substantive laws of the State of Tennessee.

         IN WITNESS WHEREOF, the parties have executed this Sixth Modification to be effective the day and year first above written.

BANK OF AMERICA, N.A., SUCCESSOR TO        PARTNERS CAPITAL GROUP
NATIONSBANK, N.A.

                                           By:  /s/ T. Scott Cobb
By:  /s/ Sherrie K. Hollis                 Its: CEO
Its: Vice President
                                           By:  /s/ Gordon Bateman
                                           Its: Secretary


SCB COMPUTER TECHNOLOGY, INC.              PARTNERS RESOURCES, INC.

By:  /s/ T. Scott Cobb                     By:  /s/ T. Scott Cobb
Its: CEO                                   Its: CEO

By:  /s/ Gordon Bateman                    By:  /s/ Gordon Bateman
Its: Secretary                             Its: Secretary


DELTA SOFTWARE SYSTEMS, INC.               PROVEN TECHNOLOGY, INC.

By:  /s/ T. Scott Cobb                     By:  /s/ T. Scott Cobb
Its: CEO                                   Its: CEO

By:  /s/ Gordon Bateman                    By:  /s/ Gordon Bateman
Its: Secretary                             Its: Secretary

TECHNOLOGY MANAGEMENT                  SCB COMPUTER TECHNOLOGY OF
RESOURCES, INC.                        ALABAMA, INC.
F/K/A TMR ACQUISITION, INC.


By:  /s/ T. Scott Cobb                 By:  /s/ T. Scott Cobb
Its: CEO                               Its: CEO


By:  /s/ Gordon Bateman                By:  /s/ Gordon Bateman
Its: Secretary                         Its: Secretary

       THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW. THIS WARRANT MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL (1) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (2) THE COMPANY SHALL HAVE RECEIVED A WRITTEN OPINION OF LEGAL COUNSEL, SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, TO THE EFFECT THAT SUCH SALE, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS.

                          SCB COMPUTER TECHNOLOGY, INC.

                          COMMON STOCK PURCHASE WARRANT

       This certifies that, for value received, BANK OF AMERICA, N.A. (hereinafter together with its registered successors and assigns, the "Holder") is entitled, subject to the terms and conditions hereinafter set forth, to purchase from SCB COMPUTER TECHNOLOGY, INC., a Tennessee corporation (the "Company"), TWO HUNDRED FIFTY THOUSAND (250,000) shares of common stock, par value $.01 per share, of the Company ("Common Stock") at a purchase price per share determined as set forth in Section 1 hereof.

       This Warrant is subject to the following terms and conditions:

       1. Warrant Price and Exercise.

          (a) Price. The Holder shall be entitled to subscribe for and purchase the number of shares of Common Stock set forth above at a purchase price per share (the "Price") payable in cash to the Company. As used herein, the term "Price" shall mean, with respect to the Common Stock, (i) the average of the reported closing sale prices per share during the thirty (30) consecutive trading days ending on December 14, 2000, on the Nasdaq National Market, or (ii) if the Common Stock ceases to be listed or admitted to trading on the Nasdaq National Market, the closing sale price per share on the last trading day on which the Common Stock was traded on the Nasdaq National Market.

          (b) Exercise. The Holder may exercise this Warrant, in whole or in part, at any time and from time to time beginning on December 15, 2000, and ending on December 15, 2003 (the "Expiration Date"). Upon delivery of this Warrant duly executed, together with payment in cash of the Price for the shares of Common Stock thereby purchased, at the principal office of the Company or at such other address as the Company may designate by notice in writing to the Holder, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. All shares of Common Stock issued upon the exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and shall be registered under all applicable securities laws. In case of any partial exercise of this Warrant, the Company shall execute and deliver to the Holder a new Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder. Certificates for the shares of Common Stock purchased in accordance with the above provisions shall be delivered to the Holder promptly after exercise of the purchase rights represented by this Warrant. The exercise of this Warrant shall be deemed effective on the day on which the Holder surrenders this Warrant and pays the Price for the shares of Common Stock purchased hereunder to the Company and satisfies all of the other requirements of this Warrant. Upon such exercise, the Holder shall be deemed a shareholder of record of those shares of Common Stock for which this Warrant has been exercised with all rights of a shareholder, including, without limitation, all voting rights with respect to such shares and all rights to receive any dividends with respect to such shares.

       2. Adjustments. If this Warrant is outstanding, the Price and the number of shares of Common Stock purchasable hereunder shall be subject to adjustment from time to time in accordance with the following provisions:

          (a) In case the Company shall at any time subdivide the outstanding shares of Common Stock, the Price in effect immediately prior to such subdivision shall be proportionately decreased, and in case the Company shall at any time combine the outstanding shares of Common Stock, the Price in effect immediately prior to such combination shall be proportionately increased, effective from and after the record date of such subdivision or combination, as the case may be.

          (b) Upon any adjustment in the Price pursuant to Section 2(a) hereof, the Holder shall thereafter be entitled to purchase, at the adjusted Price, the number of shares of Common Stock, calculated to the nearest full share, obtained by (i) multiplying the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment by the Price in effect immediately prior to such adjustment, and (ii) dividing the product thereof by the Price resulting from such adjustment.

          (c) In the event of the issuance of additional shares of Common
Stock of the Company as a dividend on the Common Stock, from and after the record date for the determination of shareholders entitled to receive such dividend, the Holder shall be entitled to purchase the number of shares of Common Stock, calculated to the nearest full share, obtained by (i) multiplying the number of shares of Common Stock purchasable hereunder immediately prior to said record date by the percentage which the number of shares constituting any such dividend is of the total number of shares of Common Stock outstanding immediately prior to said record date plus the number of shares of Common Stock issuable upon conversion of the outstanding convertible securities or upon exercise of any outstanding convertible securities or upon exercise of any outstanding warrants, options, or rights (including those with respect to convertible securities) and (ii) adding the result so obtained to the number of shares of Common Stock purchasable hereunder immediately prior to said record date. Upon each adjustment pursuant to this Section 2(c), the Price in effect immediately prior to such adjustment shall be reduced to an amount determined by dividing (i) the product obtained by multiplying such Price by the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment by (ii) the number of shares of Common Stock purchasable hereunder immediately following such adjustment.

       3. Reorganization, Reclassification, Consolidation, or Merger. If at any time while this Warrant is outstanding there shall be any reorganization or reclassification of the Common Stock of the Company (other than a subdivision or combination of shares provided for in Section 2(a) hereof), or any consolidation or merger of the Company with another corporation, the Holder shall thereafter be entitled to receive, during the term hereof and upon payment of the Price, the number of shares of Common Stock or other securities or property of the Company or of the successor corporation resulting from such consolidation or merger, as the case may be, to which such Holder would have been entitled upon such reorganization, reclassification, consolidation, or merger if this

Warrant had been exercised immediately prior to such reorganization, reclassification, consolidation, or merger; and in any case appropriate adjustment (as determined by agreement of the Holder and the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the Holder to the end that the provisions set forth herein (including the adjustment of the Price and the number of shares issuable upon the exercise of this Warrant) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise thereof.

       4. Notice of Adjustments. Upon any adjustment of the Price and any increase or decrease in the number of shares of Common Stock purchasable upon the exercise of this Warrant, then, and in each such case, the Company, within thirty (30) days after the Holder's request, shall give written notice thereof to the Holder at the address of such Holder as shown on the books of the Company, which notice shall state the Price as adjusted and the increased or decreased number of shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.

       5. Charges, Taxes and Expenses. The issuance of certificates for shares of Common Stock upon any exercise of this Warrant shall be made without charge to the Holder for any stock transfer tax or other expense imposed by the Company or its transfer agent in respect to the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of, or in such name or names as may be directed by, the Holder; provided, however, that in the event that certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by an instrument of transfer in form satisfactory to the Company, duly executed by the Holder in person or by an attorney duly authorized in writing, and the Holder shall pay all stock transfer taxes payable upon issuance of such stock certificate.

       6. Certain Obligations of the Company. The Company shall not increase the par value of the shares of Common Stock issuable upon exercise of this Warrant so that it exceeds the then prevailing Price hereunder. Before taking any action that would cause an adjustment reducing the Price below the then par value of the shares of Common Stock issuable upon the exercise hereof, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Price as so adjusted.

       7. Miscellaneous.

          (a) The Company shall at all times reserve and keep available, solely for the purpose of issue upon the exercise hereof, a sufficient number of shares of Common Stock to permit the exercise hereof in full.

          (b) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the Holder.

          (c) No Holder, as such, shall be entitled to vote or receive dividends or be deemed to be a shareholder of the Company for any purpose.

          (d) Except as otherwise provided herein, this Warrant and all rights hereunder are transferable by the Holder in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant, properly endorsed, to the Company. The Company may deem and treat the Holder at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

          (e) Notwithstanding any provision hereof to the contrary, this Warrant may not be sold, transferred, assigned or otherwise disposed of unless and until
(1) a registration statement under the Securities Act and such applicable state securities laws shall have become effective with regard thereto, or (2) the Company shall have received a written opinion of legal counsel, satisfactory in form and substance to the Company, to the effect that such sale, transfer, assignment or other disposition does not violate the Securities Act or such applicable state securities laws.

          (f) This Warrant and the rights and obligations of the parties hereunder shall be governed by, construed under, and enforced in accordance with the laws of the State of Tennessee without regard to the conflict-of-law principles thereof.

       IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of June 15, 2000.


                                            SCB COMPUTER TECHNOLOGY, INC.



                                            By:   /s/ T. Scott Cobb
                                               ---------------------------------
                                            Title: CEO

                                            By:    /s/ Gordon Bateman
                                               ---------------------------------
                                            Title: Secretary